Exhibit 99.1

Contacts:	For news media – Ryan Hill, 610-774-5997
For financial analysts – Lisa Pammer, 610-774-3316

PPL Corporation Reports Second-Quarter Earnings

•	Establishes 2017 earnings per share guidance and new baseline for future growth.

•	Sets new, longer-term compound annual EPS growth rate of 5 to 6 percent from 2017 to 2020.

•	Targets annual dividend growth of about 4 percent through 2020.

•	Reaffirms 2016 earnings guidance.

ALLENTOWN, Pa. (Aug. 9, 2016) - PPL Corporation (NYSE: PPL) on Tuesday (8/9) announced second-quarter 2016 reported earnings (GAAP) of $483 million, or $0.71 per share, compared with a second-quarter 2015 loss of $757 million, or $1.13 per share. Second-quarter 2015 results reflected a $1 billion loss, or $1.50 per share, from discontinued operations associated with the June 1, 2015 spinoff of PPL’s competitive supply business.
Reported earnings for the first six months of 2016 were $964 million, or $1.41 per share. This compares with a loss of $110 million, or $0.17 per share, for the first six months of 2015, which included a loss from discontinued operations of $912 million, or $1.36 per share.
Adjusting for special items, second-quarter 2016 earnings from ongoing operations (non-GAAP) were $380 million, or $0.56 per share, an increase of about 16 percent compared with $329 million, or $0.49 per share, a year ago. Earnings from ongoing operations for the first half of 2016 were $838 million, or $1.23 per share, compared with $848 million, or $1.26 per share, for the first six months of 2015.
“Higher than expected results in all of our business units so far this year give us a high degree of confidence in our ability to meet our 2016 earnings forecast,” said William H. Spence, PPL’s chairman, president and Chief Executive Officer. “We continue to execute our plans for sustainable growth across our seven high-performing utilities, while delivering award-winning customer service, strengthening reliability and improving efficiency.”
With the effect of special items recorded through the second quarter, the company’s forecast range for 2016 reported earnings is $2.43 to $2.63 per share.
PPL is reaffirming its 2016 forecast range for earnings from ongoing operations of $2.25 to $2.45 per share, with a midpoint of $2.35 per share.
Looking beyond 2016, PPL said the fundamentals of the business remain strong and intact despite the June 23 U.K. vote to withdraw from the European Union and the resulting weakening of the British pound sterling exchange rate. The company has updated its earnings projection from the prior long-term forecast to reflect current market conditions and currency impacts of the U.K. vote.

“We have established 2017 earnings guidance of $2.05 to $2.25 per share, with a midpoint of $2.15 per share, and now expect per-share compound annual earnings growth of 5 to 6 percent from 2017 to 2020,” Spence said.
Spence said declines in the exchange rate since the June 23 vote drove PPL’s existing foreign currency hedges to be about $450 million in the money. He said the company recently settled its 2017 and 2018 foreign currency hedges, capturing approximately $310 million in value. These gains, in addition to the higher than expected gains on the remaining 2016 hedges, will offset lower expected cash repatriation amounts from the U.K. resulting from the lower expected exchange rate and will support the company’s future dividend growth.
PPL is now targeting dividend growth of about 4 percent annually through the end of the decade.
“Moving forward, we will continue to maintain a strong balance sheet, investment-grade credit ratings, strong cash flow and a competitive dividend,” Spence said.
PPL’s growth plans include investing more than $15 billion in infrastructure improvements from 2016 through 2020, with near real-time recovery available for more than three-quarters of that investment. This includes investments to make the energy grid smarter, more reliable and more resilient. In addition, it includes environmental improvements in Kentucky, where PPL’s Louisville Gas and Electric and Kentucky Utilities subsidiaries generate power.

Second-Quarter and Year-to-Date Earnings Details

PPL’s reported earnings for the second quarter of 2016 included net special-item after-tax benefits of $103 million, or $0.15 per share, primarily due to foreign currency-related economic hedges. Reported earnings for the second quarter of 2015 included net special-item after-tax charges of $1.09 billion, or $1.62 per share, primarily due to the June 1, 2015 spinoff of the company’s former Supply segment.
PPL’s reported earnings for the first six months of 2016 included net special-item after-tax benefits of $126 million, or $0.18 per share, primarily due to foreign currency-related economic hedges. Reported earnings for the first six months of 2015 included net special-item after-tax charges of $1 billion, or $1.43 per share, primarily due to the June 1, 2015 spinoff of the company’s former Supply segment.
As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items, including for 2015 the former Supply segment’s earnings and the loss associated with the Supply segment spinoff. See the tables at the end of this news release for a reconciliation of reported earnings (loss) to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per share amounts)	2nd Quarter			Year to Date
	2016	2015	% Change	2016	2015	% Change
Reported earnings	$483	$(757)	164%	$964	$(110)	976%
Reported earnings per share	$0.71	$(1.13)	163%	$1.41	$(0.17)	929%

	2nd Quarter			Year to Date
	2016	2015	% Change	2016	2015	% Change
Earnings from ongoing operations	$380	$329	16%	$838	$848	(1)%
Earnings from ongoing operations per share	$0.56	$0.49	14%	$1.23	$1.26	(2)%

Second-Quarter and Year to Date Earnings by Segment

	2nd Quarter		Year to Date
Per share	2016	2015	2016	2015
Reported earnings
U.K. Regulated	$0.51	$0.28	$0.93	$0.84
Kentucky Regulated	0.11	0.07	0.28	0.23
Pennsylvania Regulated	0.11	0.07	0.25	0.20
Corporate and Other	(0.02)	(0.05)	(0.05)	(0.08)
Former Supply/Discontinued Operations	—	(1.50)	—	(1.36)
Total	$0.71	$(1.13)	$1.41	$(0.17)

	2nd Quarter		Year to Date
	2016	2015	2016	2015
Special items (expense) benefit
U.K. Regulated	$0.15	$(0.08)	$0.19	$(0.02)
Kentucky Regulated	—	(0.02)	—	(0.02)
Pennsylvania Regulated	—	—	—	—
Corporate and Other	—	(0.02)	(0.01)	(0.03)
Former Supply/Discontinued Operations	—	(1.50)	—	(1.36)
Total Special items	$0.15	$(1.62)	$0.18	$(1.43)

	2nd Quarter		Year to Date
	2016	2015	2016	2015
Earnings from ongoing operations
U.K. Regulated	$0.36	$0.36	$0.74	$0.86
Kentucky Regulated	0.11	0.09	0.28	0.25
Pennsylvania Regulated	0.11	0.07	0.25	0.20
Corporate and Other	(0.02)	(0.03)	(0.04)	(0.05)
Total	$0.56	$0.49	$1.23	$1.26

Key Factors Impacting Earnings

U.K. Regulated Segment
PPL’s U.K. Regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution (WPD), serving Southwest and Central England and South Wales.
Reported earnings in the second quarter of 2016 increased by $0.23 per share compared to a year ago, and earnings from ongoing operations in the second quarter of 2016 were the same as a year ago. Excluding special items, earnings results primarily reflect an April 1, 2016 price increase, offset by the unfavorable impact of lower British pound sterling exchange rates and other factors.
Reported earnings for the first six months of 2016 increased by $0.09 per share compared with a year ago, and earnings from ongoing operations for the first six months of 2016 decreased by $0.12 per share. Excluding special items, factors driving earnings results included an April 1, 2015 price decrease due to the beginning of the new eight-year price control period (RIIO-ED1), lower sales volumes due to unfavorable weather, and the unfavorable impact of lower British pound sterling exchange rates, partially offset by an April 1, 2016 price increase and lower operation and maintenance expense, including pension expense.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings in the second quarter of 2016 increased by $0.04 per share compared with a year ago, and earnings from ongoing operations in the second quarter of 2016 increased by $0.02 per share. Excluding special items, the increase was primarily driven by higher base electricity rates effective July 1, 2015, and lower operation and maintenance expense, partially offset by higher interest expense.
Reported earnings for the first six months of 2016 increased by $0.05 per share compared with a year ago, and earnings from ongoing operations for the first six months of 2016 increased by $0.03 per share. Excluding special items, the increase was primarily driven by higher base electricity rates effective July 1, 2015, and lower operation and maintenance expense, partially offset by lower sales volumes, due to unfavorable weather, and higher interest expense.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings and earnings from ongoing operations in the second quarter of 2016 increased by $0.04 per share compared with a year ago, driven primarily by higher base electricity rates for distribution effective Jan.1, 2016, and higher transmission earnings from additional capital investments.
Reported earnings and earnings from ongoing operations for the first six months of 2016 increased by $0.05 per share compared with a year ago, driven primarily by higher base electricity rates for distribution effective Jan.1, 2016, and higher transmission earnings, partially offset by lower sales volumes due to unfavorable weather.

Corporate and Other
PPL’s Corporate and Other category primarily includes unallocated corporate-level financing and other costs.
The reported loss in the second quarter and for the first six months of the year decreased by $0.03 per share compared to a year ago, and earnings from ongoing operations in the second quarter of 2016 and for the first six months of the year were relatively flat.

Earnings Forecast

	Reported Earnings		Earnings from ongoing operations
	2016 forecast midpoint	2015 actual	2016 forecast midpoint	2015 actual
Per share
U.K. Regulated	$1.60	$1.66	$1.41	$1.44
Kentucky Regulated	0.57	0.48	0.57	0.51
Pennsylvania Regulated	0.47	0.37	0.47	0.37
Corporate and Other	(0.11)	(0.14)	(0.10)	(0.11)
Discontinued Operations	—	(1.36)	—	—
Total	$2.53	$1.01	$2.35	$2.21

(See the tables at the end of this news release for a reconciliation of reported earnings to earnings from ongoing operations.)

The increase in forecasted reported earnings from 2015 to 2016 is almost exclusively attributable to the results of the 2015 spinoff of the Supply segment.
The midpoint of PPL’s 2016 forecast range for earnings from ongoing operations is $2.35 per share, which represents an increase of more than 6 percent compared to 2015 earnings from ongoing operations. This increase is primarily attributable to increases in the Pennsylvania Regulated and Kentucky Regulated segments.

U.K. Regulated Segment
PPL projects a decrease in segment reported earnings in 2016 compared to 2015 primarily driven by tax gains recorded in 2015.  Earnings from ongoing operations are projected to be slightly lower in 2016 compared with 2015 due to higher interest expense, depreciation, the unfavorable impact of lower British pound sterling exchange rates and income taxes, partially offset by higher revenues and lower operation and maintenance expense, including pension expense.
The remaining 2016 foreign currency exposure for this segment is 87 percent hedged at an average rate of $1.60 per pound, compared to an average hedged rate of $1.57 per pound in 2015.

Kentucky Regulated Segment
PPL projects higher segment reported earnings and earnings from ongoing operations in 2016 compared with 2015, primarily driven by electric and gas base rate increases effective July 1, 2015, higher returns on additional environmental capital investments, and lower operation and maintenance expense, partially offset by higher depreciation and higher interest expense.

Pennsylvania Regulated Segment
PPL projects higher segment reported earnings and earnings from ongoing operations in 2016 compared with 2015, primarily driven by higher base electricity rates for distribution effective Jan. 1, 2016, and higher transmission earnings, partially offset by higher depreciation and a benefit received in 2015 from the release of a gross receipts tax reserve.

Corporate and Other
PPL projects relatively flat costs in this category in 2016 compared with 2015.

Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve 10 million customers in the U.S. and United Kingdom. The company and its 13,000 employees are dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about second-quarter 2016 financial results at 8:30 a.m. Eastern Standard

Time on Tuesday, Aug. 9. The call will be webcast live, in audio format, along with slides of the presentation. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 30 days after the call. Interested individuals can access the live conference call via telephone at 1-888-317-6003. International participants should call 1-412-317-6061. Participants in Canada should call 1-866-284-3684. Participants will need to enter the following “Elite Entry” number in order to join the conference: 2697886.

# # #

Management utilizes “Earnings from ongoing operations” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that earnings from ongoing operations is useful and meaningful to investors because it provides management’s view of PPL’s earnings performance as another criterion in making investment decisions. In addition, PPL's management uses earnings from ongoing operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from ongoing operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the effective tax rate of the entity where the activity is recorded. Special items include:

•	Unrealized gains or losses on foreign currency-related economic hedges (as discussed below).

•	Supply segment discontinued operations.

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management’s view, non-recurring or otherwise not reflective of the company’s ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British pound sterling-denominated anticipated earnings. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from earnings from ongoing operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand for energy in our service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants;

environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$492	$836
Accounts receivable	711	732
Unbilled revenues	447	453
Fuel, materials and supplies	336	357
Current price risk management assets	200	139
Other current assets	174	129
Property, Plant and Equipment
Regulated utility plant	35,226	34,399
Less: Accumulated depreciation - regulated utility plant	5,966	5,683
Regulated utility plant, net	29,260	28,716
Non-regulated property, plant and equipment	491	516
Less: Accumulated depreciation - non-regulated property, plant and equipment	157	165
Non-regulated property, plant and equipment, net	334	351
Construction work in progress	1,200	1,315
Property, Plant and Equipment, net	30,794	30,382
Noncurrent regulatory assets	1,762	1,733
Goodwill and other intangibles	4,163	4,229
Noncurrent price risk management assets	285	156
Other noncurrent assets	164	155
Total Assets	$39,528	$39,301

Liabilities and Equity
Short-term debt	$856	$916
Long-term debt due within one year	219	485
Accounts payable	726	812
Other current liabilities	1,607	1,663
Long-term debt	18,949	18,563
Deferred income taxes and investment tax credits	3,883	3,568
Accrued pension obligations	1,074	1,405
Asset retirement obligations	513	536
Noncurrent regulatory liabilities	935	945
Other noncurrent liabilities	441	489
Common stock and additional paid-in capital	9,773	9,694
Earnings reinvested	3,409	2,953
Accumulated other comprehensive loss	(2,857)	(2,728)
Total Liabilities and Equity	$39,528	$39,301

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Loss) (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015 (a)	2016	2015 (a)
Operating Revenues	$1,785	$1,781	$3,796	$4,011

Operating Expenses
Operation
Fuel	183	214	380	467
Energy purchases	147	170	380	499
Other operation and maintenance	425	467	875	923
Depreciation	231	216	460	432
Taxes, other than income	74	76	153	162
Total Operating Expenses	1,060	1,143	2,248	2,483

Operating Income	725	638	1,548	1,528

Other Income (Expense) - net	174	(102)	235	(14)

Interest Expense	224	215	448	424

Income from Continuing Operations Before Income Taxes	675	321	1,335	1,090

Income Taxes	192	71	371	288

Income from Continuing Operations After Income Taxes	483	250	964	802

Income (Loss) from Discontinued Operations (net of income taxes)	—	(1,007)	—	(912)

Net Income (Loss)	$483	$(757)	$964	$(110)

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes:
Basic	$0.71	$0.37	$1.42	$1.20
Diluted	$0.71	$0.37	$1.41	$1.19
Net Income (Loss):
Basic	$0.71	$(1.13)	$1.42	$(0.17)
Diluted	$0.71	$(1.13)	$1.41	$(0.17)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	677,145	668,415	676,293	667,698
Diluted	680,729	671,286	679,773	670,013

(a)	Amounts have been reclassified to reflect the Supply segment as a discontinued operation.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2016	2015 (a)
Cash Flows from Operating Activities
Net income (loss)	$964	$(110)
Loss from discontinued operations (net of income taxes)	—	912
Income from continuing operations (net of income taxes)	964	802
Adjustments to reconcile Income from continuing operations (net of taxes) to net cash provided by operating activities - continuing operations
Depreciation	460	432
Amortization	37	27
Defined benefit plans - expense (income)	(24)	32
Deferred income taxes and investment tax credits	320	256
Unrealized (gains) losses on derivatives, and other hedging activities	(192)	62
Other	7	49
Change in current assets and current liabilities
Prepayments	(66)	(61)
Taxes payable	22	(129)
Accrued interest	(85)	(87)
Other current liabilities	(47)	(91)
Other	51	(65)
Other operating activities
Defined benefit plans - funding	(224)	(289)
Other	(53)	32
Net cash provided by operating activities - continuing operations	1,170	970
Net cash provided by operating activities - discontinued operations	—	343
Net cash provided by operating activities	1,170	1,313
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,346)	(1,679)
Expenditures for intangible assets	(14)	(24)
Proceeds from the sale of other investments	—	135
Other investing activities	13	(7)
Net cash used in investing activities - continuing operations	(1,347)	(1,575)
Net cash used in investing activities - discontinued operations	—	(149)
Net cash used in investing activities	(1,347)	(1,724)
Cash Flows from Financing Activities
Issuance of long-term debt	1,020	88
Retirement of long-term debt	(684)	—
Settlement of cross-currency swaps	46	—
Issuance of common stock	76	83
Payment of common stock dividends	(513)	(500)
Net increase (decrease) in short-term debt	(66)	276
Other financing activities	(31)	(18)
Net cash used in financing activities - continuing operations	(152)	(71)
Net cash used in financing activities - discontinued operations	—	(546)
Net cash distributions to parent from discontinued operations	—	132
Net cash used in financing activities	(152)	(485)
Effect of Exchange Rates on Cash and Cash Equivalents	(15)	(9)
Net Decrease in Cash and Cash Equivalents included in Discontinued Operations	—	352
Net Decrease in Cash and Cash Equivalents	(344)	(553)
Cash and Cash Equivalents at Beginning of Period	836	1,399
Cash and Cash Equivalents at End of Period	$492	$846

(a) Amounts have been reclassified to reflect the Supply segment as a discontinued operation.

Key Indicators (Unaudited)

	12 Months Ended
	June 30
Financial	2016	2015

Dividends declared per share of common stock	$1.515	$1.49
Book value per share (a)(b)	$15.24	$14.85
Market price per share (a)	$37.75	$29.47
Dividend yield	4.0%	5.1%
Dividend payout ratio (c)(d)	58.7%	92.5%
Dividend payout ratio - earnings from ongoing operations (c)(e)	69.5%	67.7%
Price/earnings ratio (c)(d)	14.6	18.3
Price/earnings ratio - earnings from ongoing operations (c)(e)	17.3	13.4
Return on common equity (d)	17.3%	9.1%
Return on common equity - earnings from ongoing operations (e)(f)	14.6%	15.4%

(a)	End of period

(b)	Based on 677,549 and 669,514 shares of common stock outstanding (in thousands) at June 30, 2016 and June 30, 2015.

(c)	Based on diluted earnings per share.

(d)
2015 includes the impact of the $879 million loss on the spinoff of the Supply segment, reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable accounting rules under GAAP. 2015 also includes eleven months of Supply segment earnings.

(e)	Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that includes adjustments described in the text and tables of this news release.

(f)	2015 was adjusted to exclude the equity of PPL Energy Supply, LLC as that business was spun off in 2015.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2016	2015	Change	2016	2015	Change

Domestic Retail Delivered
PPL Electric Utilities	8,422	8,467	(0.5)%	18,102	19,128	(5.4)%
LKE	7,275	7,406	(1.8)%	14,964	15,702	(4.7)%
Total	15,697	15,873	(1.1)%	33,066	34,830	(5.1)%

Domestic Retail Supplied
LKE (a)	7,275	7,406	(1.8)%	14,964	15,702	(4.7)%

International Delivered
United Kingdom	18,859	19,036	(0.9)%	39,151	39,829	(1.7)%

Domestic Wholesale
LKE (b)	484	499	(3.0)%	990	1,183	(16.3)%

(a)	Represents GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.

(b)	Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

2nd Quarter 2016	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (Loss)	$345	$76	$78	$(16)	$483
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges, net of tax of ($56)	104				104
Spinoff of the Supply segment, net of tax of $0				(1)	(1)
Total Special Items	104	—	—	(1)	103
Earnings from Ongoing Operations	$241	$76	$78	$(15)	$380

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (Loss)	$0.51	$0.11	$0.11	$(0.02)	$0.71
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	0.15				0.15
Total Special Items	0.15	—	—	—	0.15
Earnings from Ongoing Operations	$0.36	$0.11	$0.11	$(0.02)	$0.56

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date June 30, 2016	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (Loss)	$634	$188	$172	$(30)	$964
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges, net of tax of ($69)	128				128
Spinoff of the Supply segment, net of tax of $1				(2)	(2)
Total Special Items	128	—	—	(2)	126
Earnings from Ongoing Operations	$506	$188	$172	$(28)	$838

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings (Loss)	$0.93	$0.28	$0.25	$(0.05)	$1.41
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	0.19				0.19
Spinoff of the Supply segment				(0.01)	(0.01)
Total Special Items	0.19	—	—	(0.01)	0.18
Earnings from Ongoing Operations	$0.74	$0.28	$0.25	$(0.04)	$1.23

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

2nd Quarter 2015	(millions of dollars)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$190	$47	$49	$(36)	$(1,007)	$(757)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges, net of tax of $38	(71)					(71)
Spinoff of the Supply segment:
Discontinued operations, net of tax of $91 (a)					(1,007)	(1,007)
Transition and transaction costs, net of tax of ($3)				(12)		(12)
Employee transitional services, net of tax of $1				(1)		(1)
Separation benefits, net of tax of $1				(1)		(1)
Other:
Settlement of certain income tax positions	18					18
Certain valuation allowances, net of tax of $0		(8)				(8)
LKE acquisition-related adjustment, net of tax of $0		(4)				(4)
Total Special Items	(53)	(12)	—	(14)	(1,007)	(1,086)
Earnings from Ongoing Operations	$243	$59	$49	$(22)	$—	$329

	(per share - diluted)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$0.28	$0.07	$0.07	$(0.05)	$(1.50)	$(1.13)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.11)					(0.11)
Spinoff of the Supply segment:
Discontinued operations (a)					(1.50)	(1.50)
Transition and transaction costs				(0.02)		(0.02)
Other:
Settlement of certain income tax positions	0.03					0.03
Certain valuation allowances		(0.01)				(0.01)
LKE acquisition-related adjustment		(0.01)				(0.01)
Total Special Items	(0.08)	(0.02)	—	(0.02)	(1.50)	(1.62)
Earnings from Ongoing Operations	$0.36	$0.09	$0.07	$(0.03)	$—	$0.49

(a)	Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable rules under GAAP.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date June 30, 2015	(millions of dollars)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$565	$156	$136	$(55)	$(912)	$(110)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges, net of tax of $18	(34)					(34)
Spinoff of the Supply segment:
Discontinued operations, net of tax of $40 (a)					(912)	(912)
Transition and transaction costs, net of tax of ($1)				(15)		(15)
Employee transitional services, net of tax of $2				(3)		(3)
Separation benefits, net of tax of $1				(2)		(2)
Other:
WPD Midlands acquisition-related adjustment, net of tax of ($1)	2					2
Settlement of certain income tax positions	18					18
Certain valuation allowances, net of tax of $0		(8)				(8)
LKE acquisition-related adjustment, net of tax of $0		(4)				(4)
Total Special Items	(14)	(12)	—	(20)	(912)	(958)
Earnings from Ongoing Operations	$579	$168	$136	$(35)	$—	$848

	(per share - diluted)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$0.84	$0.23	$0.20	$(0.08)	$(1.36)	$(0.17)
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	(0.05)					(0.05)
Spinoff of the Supply segment:
Discontinued operations (a)					(1.36)	(1.36)
Transition and transaction costs				(0.02)		(0.02)
Employee transitional services				(0.01)		(0.01)
Other:
Settlement of certain income tax positions	0.03					0.03
Certain valuation allowances		(0.01)				(0.01)
LKE acquisition-related adjustment		(0.01)				(0.01)
Total Special Items	(0.02)	(0.02)	—	(0.03)	(1.36)	(1.43)
Earnings from Ongoing Operations	$0.86	$0.25	$0.20	$(0.05)	$—	$1.26

(a)	Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable rules under GAAP.

Reconciliation of Segment Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date December 31, 2015	(millions of dollars)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$1,121	$326	$252	$(96)	$(921)	$682
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges, net of tax of ($30)	55					55
Spinoff of the Supply segment:
Discontinued operations, net of tax of $30 (a)					(921)	(921)
Transition and transaction costs, net of tax of $6				(12)		(12)
Employee transitional services, net of tax of $2				(5)		(5)
Separation benefits, net of tax of $3				(5)		(5)
Other:
Change in U.K. tax rate	78					78
Settlement of certain income tax positions	18					18
WPD Midlands acquisition-related adjustment, net of tax of ($1)	2					2
Certain valuation allowances, net of tax of $0		(12)				(12)
LKE acquisition-related adjustment, net of tax of $0		(5)				(5)
Total Special Items	153	(17)	—	(22)	(921)	(807)
Earnings from Ongoing Operations	$968	$343	$252	$(74)	$—	$1,489

	(per share - diluted)
	U.K.	KY	PA	Corp.	Disc.
	Reg.	Reg.	Reg.	& Other	Ops.(a)	Total
Reported Earnings (Loss)	$1.66	$0.48	$0.37	$(0.14)	$(1.36)	$1.01
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	0.08					0.08
Spinoff of the Supply segment:
Discontinued operations (a)					(1.36)	(1.36)
Transition and transaction costs				(0.02)		(0.02)
Employee transitional services				(0.01)		(0.01)
Other:
Change in U.K. tax rate	0.11					0.11
Settlement of certain income tax positions	0.03					0.03
Certain valuation allowances		(0.02)				(0.02)
LKE acquisition-related adjustment		(0.01)				(0.01)
Total Special Items	0.22	(0.03)	—	(0.03)	(1.36)	(1.20)
Earnings from Ongoing Operations	$1.44	$0.51	$0.37	$(0.11)	$—	$2.21

(a)	Includes an $879 million charge reflecting the difference between PPL's recorded value for the Supply segment and the estimated fair value determined in accordance with applicable rules under GAAP.

Reconciliation of PPL's Forecast of Reported Earnings (Loss) to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)
	Forecast (per-share - diluted)
	2016 Midpoint
	U.K.	KY	PA	Corp.		High	Low
	Reg.	Reg.	Reg.	& Other	Total	2016	2016
Reported Earnings (Loss)	$1.60	$0.57	$0.47	$(0.11)	$2.53	$2.63	$2.43
Less: Special Items (expense) benefit:
Foreign currency-related economic hedges	0.19				0.19	0.19	0.19
Spinoff of the Supply segment				(0.01)	(0.01)	(0.01)	(0.01)
Total Special Items	0.19	—	—	(0.01)	0.18	0.18	0.18
Earnings from Ongoing Operations	$1.41	$0.57	$0.47	$(0.10)	$2.35	$2.45	$2.25